CERTIFICATE OF AMENDMENT
                       OF THE CERTIFICATE OF INCORPORATION
                                       OF
                       COMMUNITY HOME MORTGAGE CORPORATION

                Under Section 805 of the Business Corporation Law

WE, THE UNDERSIGNED, Ira Silverman and Daniel Silverman, being the president and the secretary respectively of Community Home Mortgage Corporation, hereby certify:

1. The name of the corporation is Community Home Mortgage Corporation. The name under which the corporation was formed is Esquire Funding Group, Inc.

2. The certificate of incorporation of said corporation was filed in the Department of State on the 12th day of December, 1988.

3. (a) The certificate of incorporation is hereby amended to increase the number of shares which the corporation is authorized to issue from 200 shares of common stock (no par value) and 200 shares of preferred stock (no par value), to 1,000 shares of common stock (no par value) and 1,000 shares of preferred stock (no par value).

         (b) To effect the foregoing changes, Article Fourth, subdivision (a), relating to the authorized shares, is deleted in its entirety and replaced with the following Article:

         "Fourth: (a) The aggregate number of shares which the corporation shall have authority to issue is 2,000 shares, consisting of 1,000 shares of common stock, without par value, and 1,000 shares of preferred stock, without par value."

4. The foregoing amendments were authorized in the following manner: by the unanimous written consent of the board of directors, followed by the unanimous written consent of all the shareholders.

         IN WITNESS WHEREOF, we have signed this certificate on the 20th day of January, 2000 and we affirm the statements contained therein as true under penalties of perjury.

                                                      /s/ Ira Silverman
                                                      ------------------------
                                                      Ira Silverman
                                                      President

                                                      /s/ Daniel Silverman
                                                      ------------------------
                                                      Daniel Silverman
                                                      Secretary